Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 8 to the Registration Statement on Form S-1 of our report dated February 25, 2004, except as to Note 12 which is as of May 25, 2004, relating to the financial statements of ACADIA Pharmaceuticals Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Diego, California

May 25, 2004